UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2006

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2006, Loral Space & Communictions Inc. (the "Company") received a Nasdaq Staff Deficiency Letter indicating that, as a result of the appointment of Michael B. Targoff as Chief Executive Officer of the Company effective March 1, 2006 and his related resignation from the Company's Audit Committee on February 9, 2006, the Company is not in compliance with Nasdaq's audit committee requirements as set forth in Nasdaq Marketplace Rule 4350 which require listed companies to have audit committees composed of at least three independent directors. The Nasdaq letter further indicated that the Company has a cure period until the earlier of the Company's next annual shareholders' meeting or February 9, 2007 to regain compliance. The Company is currently considering the composition of its audit committee and intends to appoint a third independent member thereto within the specified cure period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

March 16, 2006	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel